UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported)     September 30, 2004
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                               VITAL LIVING, INC.
               (Exact Name of Registrant as Specified in Charter)

            Nevada                      000-33211                88-0485596
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(State or Other Jurisdiction        (Commission              (IRS Employer
    of Incorporation)                File Number)          Identification No.)

5080 North 40th Street, Suite #105, Phoenix, Arizona                 85018
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(Address of Principal Executive Offices)                            (Zip Code)

Registrant's telephone number, including area code    (602) 952-9909
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01. OTHER EVENTS.

      Securities Repricing

      In December 2003, the Company completed a private placement of $4,587,738 aggregate principal amount of 12% senior secured convertible notes and warrants to purchase a total of 4,587,738 shares of common stock with an exercise price of $1.00 per share. Included in the $4,587,738 was $1,547,738 which was raised in a previous offering of senior convertible promissory notes and which converted pursuant to their terms, along with all accrued but unpaid interest, into 12% senior secured convertible notes. In connection with the Company's initial issuance of senior convertible promissory notes which converted by their terms, the Company issued to investors warrants to purchase a total of 4,590,000 shares of common stock, 3,060,000 of which had an exercise price of $1.00 per share and 1,530,000 of which had an exercise price of $1.50 per share.

      In June and July 2004, the Company completed several issuances of its common stock at prices below the then current conversion and exercise prices of the notes and warrants discussed above. Due to these issuances and the anti-dilution provisions contained in the notes and warrants, those securities were adjusted as follows:

      o The conversion price of the $4,587,738 aggregate principal amount of 12% senior convertible promissory notes was reduced from $1.00 per share to $0.95 per share;

      o The warrants to purchase a total of 4,587,738 shares of common stock with an exercise price of $1.00 per share were adjusted so that they became warrants to purchase 4,829,198 with an exercise price of $0.95 per share;

      o The warrants to purchase a total of 3,060,000 shares of common stock at an exercise price of $1.00 per share were adjusted so that they became warrants to purchase 3,221,051 with an exercise price of $0.95 per share; and

      o The warrants to purchase a total of 1,530,000 shares of common stock at an exercise price of $1.50 per share were adjusted so that they became warrants to purchase 1,616,198 with an exercise price of $1.42 per share.

      Effective as of October 15, 2004, the Company agreed with the holders of the senior convertible promissory notes and warrants to reduce the conversion price and exercise price of those securities to $0.25 per share. In exchange for this reduction:

      o The Company agreed to include the additional shares of common stock that are now issuable upon conversion of the outstanding senior convertible promissory notes as a result of the reduction in the conversion price on the Company's next registration statement it files with the Securities and Exchange Commission ("New Registration Statement"). The shares of common stock originally convertible under the senior convertible promissory notes are registered for resale under the Company's Registration Statement on Form SB-2 (SEC File No. 333-111921) ("Registration Statement") which was declared effective by the SEC on August 13, 2004;

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      o     The Company is now entitled to pay all 12% interest due on the senior convertible promissory notes in either cash or shares of our common stock, at the Company's sole option, commencing with the interest payment due in December 2004. The Company was originally required to pay the 12% interest on the senior convertible promissory notes at the rate of 8% per annum in cash and had the option to pay the remaining interest at the rate of 4% per annum in cash or shares of common stock. The shares of common stock representing the 4% interest payments are registered for resale under the Registration Statement. The Company has agreed to include the additional shares of common stock representing the 8% interest payments on the New Registration Statement; and

      o Al penalties that the Company was required to pay as a result of its failure to have the Registration Statement declared effective by April 15, 2004 shall be payable by the Company in shares of common stock ("Penalty Stock") at a price equal to $0.258. Such shares of Penalty Stock shall be included on the New Registration Statement.

Asset Purchase Agreement

      On September 30, 2004, Vital Living, Inc. ("Company") consummated an Asset Purchase Agreement ("Purchase Agreement") among MAF BioNutritionals, LLC ("MAF"), one of the Company's operating subsidiaries, and Radha Krsna Heartly Blessings, Inc. ("Purchaser"). Pursuant to the Purchase Agreement, MAF sold to the Purchaser certain assets related to MAF's Boulder Bars and Boulder Bar Organic bars (collectively, the "Transferred Assets") for $50,000 in cash and a promissory note in the principal amount of $50,000 bearing interest at the rate of 6% per annum and payable in 18 equal monthly installments commencing on the date of the Purchase Agreement. Additionally, the Purchaser agreed to assume the entire debt represented by, and to do all things necessary in order to become the primary obligor under, a certain Business Loan Agreement, dated December 14, 2001, between MAF and Commerce Bank, N.A. ("Commerce"), originally in the principal amount of $650,000, which is guaranteed by the United States Small Business Administration (the "SBA Loan"). The remaining principal balance on the SBA Loan is currently approximately $435,179. The Company had previously guaranteed the SBA Loan in connection with its acquisition of MAF in November 2002. As of the date of this report, MAF is still the primary obligor and the Company is still a guarantor under the SBA Loan.

      Pursuant to the SBA Loan, the sale of the Transferred Assets without prior approval of Commerce was a breach of MAF's covenants contained in the SBA Loan and, accordingly, constituted an event of default under the SBA Loan. As a result, Commerce has the right to declare the remaining principal and all interest due under the SBA Loan immediately due and payable at any time. The Company would currently be unable to repay the required amounts under the SBA Loan if Commerce sought immediate payment from MAF and/or the Company. Accordingly, this would have a material adverse effect on the Company's operations. Although MAF and the Company would seek indemnification from the Purchaser in such event, there can be no assurance that the Purchaser would be able to satisfy its obligations to MAF and/or the Company.

ITEM 9.01. FINANCIAL STATEMENT AND EXHIBITS

      (c) Exhibits:

      10.1 Asset Purchase Agreement, dated as of September 30, 2004, among Vital Living, Inc., MAF BioNutritionals, LLC and Radha Krsna Heartly Blessings, Inc.


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                                         SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         VITAL LIVING, INC.


                                         By:/s/ Stuart A. Benson
                                            ------------------------------------
                                            Stuart A. Benson
                                            Chief Executive Officer

Date:  October 20, 2004